Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2011 (except for Note C 23 and Note P, for which the date is July 29, 2011) with respect to the consolidated financial statements of TPC Group LLC contained in the Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus on Form S-4, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Houston, Texas

July 29, 2011